EXHIBIT 23




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
               _________________________________________



As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 1995 covering the audited financial statements and related schedule of Cummins Engine Company, Inc., for the year ended December 31, 1994, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-32091, 2-53247, 2-58696, 33-2161, 33-8842, 33-31095,
33-37690, 33-46096, 33-46097, 33-46098, 33-50665 and 33-56115.





                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
March 10, 1995.